A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, Illinois 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

—————AT THE COMPANY—————	—————AT FTI CONSULTING————
Scott F. Stephens	Analyst Contacts:
Interim Chief Executive Officer	Katie Pyra
Vice President - Finance & CFO	(312) 553-6717
(847) 349-2577	Email: katie.pyra@fticonsulting.com
Email: sstephens@amcastle.com

Traded: NYSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
WEDNESDAY, JULY 11, 2011

A. M. Castle Announces Expiration of Exchange Offer

OAK BROOK, IL, July 11, 2012 – A. M. Castle & Co. (NYSE: CAS) (“A. M. Castle” or the “Company”) a global distributor of specialty metal and plastic products, value-added services and supply chain solutions, today announced the expiration and results of its offer to exchange (the “Exchange Offer”) $225,000,000 principal amount of 12.75% Senior Secured Notes due 2016, which are registered under the Securities Act of 1933 (the “new notes”), for $225,000,000 principal amount of outstanding 12.75% Senior Secured Notes due 2016, which have not been registered under the Securities Act of 1933 (the “old notes”).  The Exchange Offer expired at 11:59 p.m., Eastern time, on Tuesday, July 10, 2012.  U.S. Bank National Association, the exchange agent for the Exchange Offer, has advised that an aggregate principal amount of $224,900,000 of the old notes were validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer.  This represents approximately 99.9 percent of the aggregate principal amount of old notes outstanding upon commencement of the Exchange Offer.  All of the old notes validly tendered and not validly withdrawn have been accepted for exchange pursuant to the terms of the Exchange Offer.

In connection with the issuance of the old notes, the Company entered into a registration rights agreement in which it undertook to offer to exchange the old notes for the new notes registered under the Securities Act.  Pursuant to an effective registration statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”), holders were able to exchange the old notes for new notes in an equal principal amount.  The terms of the new notes are identical in all material respects to the old notes, except that the new notes have been registered under the Securities Act, will not have any of the transfer restrictions, registration rights or additional interest provisions relating to the old notes and will bear a different CUSIP number than the old notes.  The Company expects that settlement of the Exchange Offer will occur promptly.  The Company will not receive any proceeds from the Exchange Offer.

This press release shall not constitute an offer to exchange, nor a solicitation of an offer to exchange, the old notes.  The Exchange Offer was made only pursuant to the Exchange Offer documents, which have been filed with the SEC and include the prospectus and letter of transmittal that were distributed to holders of the old notes.

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About A. M. Castle & Co.

Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment sector of the economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. Within its core metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Through its subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics. A. M. Castle operates over 50 locations throughout North America and Europe. Its common stock is traded on the New York Stock Exchange under the ticker symbol “CAS”.

Cautionary Statement on Risks Associated with Forward Looking Statements

Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release.  Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy and outlook. These statements often include words such as “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Further information on these risks and uncertainties is provided under Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which disclosure is incorporated herein by reference, and elsewhere in reports that we file or furnish with the SEC. All future written and oral forwardlooking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

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